UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2010

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (432) 682-6324

Not applicable
(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.05 -	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On June 21, 2010, our Board of Directors adopted a Financial Code of Ethics that sets forth certain ethical principles by which our senior financial officers are expected to conduct themselves when carrying out their duties and responsibilities.  The Financial Code of Ethics supplements the existing ethical principles included in our Code of Conduct and Ethics, which applies to all of our officers, directors and employees.  In connection with the adoption of the Financial Code of Ethics, our existing Code of Conduct and Ethics was amended to, among other things, clarify policies and legal standards and to make other technical, administrative and other non-substantive amendments.  In addition, our Board of Directors adopted separate insider trading and related policies, which were previously included in the Code of Conduct and Ethics.  Our Financial Code of Ethics and amended Code of Conduct and Ethics are available on our website at www.claytonwilliams.com under Investor Relations/Governance/ Documentation/Governance Documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	June 22, 2010	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial
Officer